Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Avangrid, Inc. of our report dated April 1, 2016 relating to the consolidated balance sheet of UIL Holdings Corporation, which appears in Avangrid, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, MA
November 13, 2017